UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Raytheon Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

May 17, 2017

Dear Fellow Shareholder:

According to our latest records, we have not received your voting instructions for the annual meeting of Raytheon Company to be held on Thursday, May 25, 2017. You should have already received notice of the meeting and a copy of the Company’s 2017 Proxy Statement and 2016 Annual Report. You would have received these materials either in hard copy or via a link in the e-mail sent to you if you have elected electronic delivery. Your vote is important, no matter how many shares you hold.

For the reasons set forth in the Proxy Statement, dated April 21, 2017, the Board of Directors unanimously recommends that you vote:

¡	“FOR” the Election of all Director Nominees (Item 1);

¡	“FOR” the Advisory Vote to Approve Named Executive Officer Compensation (Item 2);

¡	“ONE YEAR” with respect to the Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Item 3);

¡	“FOR” the Approval of the Raytheon 2017 Incentive Plan for Section 162(m) Purposes (Item 4); and

¡	“FOR” the Ratification of the Independent Auditors (Item 5).

If you have not yet voted, please sign, date and return the enclosed proxy card or voting instruction form as soon as possible. Alternatively, you can vote via the Internet or telephone (see the instructions on the back of this letter).

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Frank R. Jimenez

Vice President, General Counsel

and Secretary

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on the enclosed proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on the enclosed proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY TO VOTE YOUR SHARES